                    SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the Securities
                Exchange Act of 9134 (Amendment No.)

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[ ] Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6 (e) (2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11 (c) or Section
     240.14a-12

                             BRIDGE BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In It Charter)

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NOTES:
BRIDGE BANCORP, INC.
 2200 Montauk Highway
 Bridgehampton, NY 11932

 NOTICE OF ANNUAL MEETING
 TO BE HELD APRIL 15, 2002

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Bridge Bancorp, Inc. (the "Company") will be held at The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on Monday, April 15, 2002, at 3:30 p.m., for the purpose of considering and voting on the following matters:

1.         A proposal to approve the amendment of the Bylaws, recommended by the Board of Directors of the Company, to increase the authorized classes of directors from two to three for the purpose of providing the Company with additional continuity of management and to redesignate the current Class 1 directors as Class A directors under the new three class system.

2.         Assuming the adoption of Item 1, the election of two directors to Class B of the Company's Board of Directors, each to hold office for a term of two years and the election of two directors to Class C of the Company's Board of Directors, each to hold office for a term of three years and, in the case of both Classes, until their successors are elected and qualified. The following four persons are the Board of Directors' nominees:

                         Class B (two year term)                        Class C (three year term)
                         Thomas Halsey                                     Raymond Wesnofske
                         Marcia Z. Hefter                                   Thomas J. Tobin

3.         A stockholder proposal (if it is properly presented at the meeting).

4.         The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors believes that the adoption of the Bylaw amendment and the election of the nominees listed in the attached Proxy Statement is in the best interests of the Company and its stockholders and unanimously RECOMMENDS A VOTE FOR THE AMENDMENT AND THE NOMINEES. The Board of Directors does not believe the stockholder proposal is in the best interests of the Company and its stockholders and unanimously RECOMMENDS A VOTE AGAINST THE ADOPTION OF THE STOCKHOLDER PROPOSAL.

Only those shareholders of record at the close of business on March 1, 2002 shall be entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors

Raymond Wesnofske
Chairman

Bridgehampton, New York
March 8, 2002

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN SAME WITHOUT DELAY IN THE ENCLOSED ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDERS MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 15, 2002

SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is being furnished to shareholders of Bridge Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held at The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932, on April 15, 2002 at 3:30 p.m. or any adjournments thereof. The 2001 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 2001, accompanies this Proxy Statement.

Regardless of the number of shares of common stock owned, it is important that shareholders be represented by proxy or be present in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed envelope. Shareholders should indicate their votes in the spaces provided on the proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the approval of the amendment and FOR election of the nominees specified in this Proxy Statement and AGAINST the approval of the stockholder proposal.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by the filing of written revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a revocation with the Secretary and voting in person.

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may also be solicited personally or by telephone or facsimile by directors, officers and employees of the Company, without additional compensation therefor.

This Proxy Statement and the accompanying proxy are being mailed to shareholders on or about March 8, 2002.

VOTING SECURITIES

The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ( the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. The close of business on March 1, 2002 has been fixed by the Board of Directors as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at this Annual Meeting or any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 4,118,986 shares.

BENEFICIAL OWNERSHIP

As of March 1, 2002, no person was known by the Board of Directors to be the beneficial owner of more than five percent of the Company's outstanding common stock.

PROXY STATEMENT PROPOSALS

At the Annual Meeting this year, the Board of Directors has submitted for your approval a proposal to amend the Company's Bylaws and also submitted its nominees for election as directors.

In addition to these matters presented by the Board of Directors this year, you are being asked to vote on a stockholder proposal. We have been asked why the Board opposes the stockholder proposal included in the Proxy Statement.

THE BOARD DOES NOT DISAGREE WITH ALL STOCKHOLDER CONCERNS OR PROPOSALS BROUGHT TO ITS ATTENTION. WHEN WE AGREE AND THINK IT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, ACTION TO ADDRESS CONCERNS OR PROPOSALS USUALLY CAN BE IMPLEMENTED WITHOUT A STOCKHOLDER VOTE. THE STOCKHOLDER PROPOSAL THAT APPEARS IN THE PROXY STATEMENT IS ONE WITH WHICH THE BOARD OF DIRECTORS DISAGREES AND BELIEVES IT MUST OPPOSE IN FULFILLING ITS OBLIGATIONS TO REPRESENT AND SAFEGUARD THE BEST INTERESTS OF STOCKHOLDERS AS A WHOLE.

The deadline for including a proposal in the Company's Proxy Statement for the April 2003 Annual Meeting is November 4, 2002. Any proposals intended to be presented at the 2003 meeting must be received by the Company on or before that date. Please send proposals to the Secretary, Bridge Bancorp, Inc., 2200 Montauk Highway, P.O. Box 3005, Bridgehampton, New York 11932.

ITEM 1: - AMENDMENT OF BYLAWS

Section 206 of the Bylaws currently provides for classification of the directors into two classes. Class 1 consists of no fewer than three (3) directors or more than thirteen (13) directors and Class 2 consists of no fewer than three (3) directors or more than twelve (12) directors, one class being elected annually to serve for a regular term of two years. Such classification is authorized by Section 704 of the New York Business Corporation Law ("BCL").

Following discussions regarding the optimum size of the board and in light of the 1998 BCL amendment eliminating the requirement that each class of a classified board consist of a minimum of three (3) directors, the Board of Directors is proposing an amendment to Section 206 of the Bylaws to increase the number of classes to three.

Because of the election at the annual meeting held in 2001 of the four directors of the current Class 1 who were elected for a term expiring in 2003 or until their successors were elected and qualified, the Board proposes in this Item 1 to: (i) adopt an amended Bylaw instituting the three class system, and (ii) redesignate the current Class 1 directors as the new Class A directors under the proposed three class system. In Item 2 below the Board proposes to, (y) elect two (2) directors of Class B as the new second class to serve until the annual meeting in 2004 for a two year term, and (z) elect two (2) directors of Class C as the third new class to serve for a three year term until the annual meeting in 2005. Since the BCL requires that all classes will be as nearly as possible equal in size, Mr. Tobin, one of the four current Class 1 directors, will be proposed for election as one of the new Class C directors.

Although to date there have not been any problems with continuity on the Board of Directors, the Board believes that a further classification of the Board, in conjunction with the certain nominating procedures currently contained in Section 202 of the Bylaws, will help to assure continuity and stability of corporate leadership and policy. These provisions would help to moderate the pace of any change in control of the Board of Directors by extending the time required to elect a majority of the directors to at least two successive annual meetings. Since this extension of time also tends to discourage a tender offer or takeover bid, and to make it more difficult for a majority of shareholders to change the composition of the Board of Directors even though this may be considered desirable for them, this provision may also be deemed to be "anti-takeover" in nature. With this proposal, the Board is recommending a return to the original three class system adopted when the Company was organized, but which could not be implemented due to the Board size being less than nine members, since, at that time, the BCL required a minimum of three directors in each class.

If the proposal is adopted and the nominees proposed by the Board in Item 2 are elected, the Board would consist of three (3) Class A directors who will be three of the four current Class 1 directors and who will serve until the annual meeting in 2003, two (2) Class B directors who are being proposed for election this year who will serve until the annual meeting in 2004 and two (2) Class C directors, who are being proposed for election this year who will serve until the annual meeting in 2005.

Accordingly, the Board of Directors proposes that Section 206 of the Bylaws entitled, Classification of Directors, be amended so that the same provides as follows:

Section 206. Classification of Directors. The directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class A, consisting of not more than eight (8) directors; Class B, consisting of not more than eight (8) directors; and Class C, consisting of not more than nine (9) directors. Such classes shall become effective with the annual meeting of shareholders in 2002. The initial directors of Class A shall be the present directors of Class 1 who are continuing in office and who were elected at the annual meeting in 2001 to hold office until the annual meeting in 2003 and shall serve out their current terms until the annual meeting in 2003. At the annual meeting of the shareholders in 2003, the directors of Class A shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class B shall be elected at the annual meeting in 2002 and shall serve until the annual meeting of shareholders in 2004. At the annual meeting of the shareholders in 2004, the directors of Class B shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial directors of Class C shall be elected at the annual meeting in 2002 and shall serve until the annual meeting of shareholders in 2005. At the annual meeting of shareholders in 2005, the directors of Class C shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. Each director shall serve until his/her successor shall have been elected and shall qualify, even though his/her term of office as herein provided has otherwise expired, except in the event of his/her earlier resignation, removal or disqualification.

REQUIRED VOTE

The approval by the affirmative votes of a majority of the shares present, or represented, and entitled to vote is required to approve the proposed amendment to the Bylaws.

ITEM 2: - ELECTION OF DIRECTORS & INFORMATION WITH RESPECT TO DIRECTORS & OFFICERS

The Bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Pursuant to this provision, the Board unanimously adopted a resolution setting the number of directors at seven. The Bylaws, as proposed to be amended in Item 1, further provide that the directors shall be divided into three classes with three year terms of office for each class expiring at the end of consecutive years after the phase in period for the redesignated Class A directors who will serve out their remaining terms until the annual meeting in 2003 and the new Class B Directors who will serve until the annual meeting in 2004. Only two Class B Directors, who will serve until the annual meeting in 2004, and two Class C Directors, who will serve until the annual meeting in 2005, will be elected at this year's meeting. If for any reason the Item 1 reclassification is not adopted, the four nominees will all be proposed for election, in accordance with the existing Bylaw provision, to Class 2, to serve until the annual meeting in 2004.

The Board of Directors has nominated the four persons named in this Proxy Statement, two for election to Class B and two for election to Class C. Each of these nominees has consented to be named and to serve if elected, and the Board knows of no reason to believe that any nominee will decline or be unable to serve, if elected. In the event any nominee is unable to serve or for good cause will not serve, it is intended that the proxies which would have been voted for such nominee will be voted for a successor nominee to be designated by the Board of Directors.

REQUIRED VOTE

The approval by the affirmative votes of the holders of a plurality of the shares present, or represented, and entitled to vote is required to approve the election of directors.

The following information is provided with respect to each nominee for director and each present director whose term of office extends beyond the date of the Annual Meeting.

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

                                                                                             Shares of Common Stock
                                                                                                 of the Company
                                                                                            Beneficially Owned as of
                                                                                              December 31, 2001(1)

                                        Principal Occupation             Director of the
Name and Age                            for Past Five Years               Company Since           No. of Shares            Percent
----------------------------------------------------------------------------------------------------------------------------------
Nominees for Director:

Class B (term expiring in 2004)
Thomas Halsey                           Owner-Holly Hill                        1969               42,290 (2)                1.0
Age 62                                  Nursery

Marcia Z. Hefter                        Partner-Esseks, Hefter                  1988               21,488 (3)                0.5
Age 58                                  & Angel, Attorneys

Class C (term expiring in 2005)
Raymond Wesnofske                       Chairman of the Board of                1970               98,082 (4)                2.4
Age 64                                  the Company & the Bank

Thomas J. Tobin                         President & Chief Executive             1986               79,736 (5)                1.9
Age 57                                  Officer of the Company &
                                        the Bank

Directors Continuing in Office:

Class A (former Class 1)
(term expiring in 2003)
-----------------------

R. Timothy Maran                        President-Maran, DeBaun,                1980               65,294 (6)                1.6
Age 60                                  Cruise & Simonson
                                        Insurance Brokers

Walter A. Preische, Jr.                 Certified Public Accountant             1994                9,510 (7)                0.2
Age 66

L. H. Strickland                        Vice-Chairman of the Board              1970               13,000 (8)                0.3
Age 69                                  of the Company & the Bank;
                                        President & Director-Peter Lyle,
                                        Inc., Financial Services

SHARES BENEFICIALLY OWNED BY OTHER EXECUTIVE OFFICERS AND ALL DIRECTORS AND OFFICERS AS A GROUP

Name, Age and Position with Company                 No. of Shares      Percent
------------------------------------------------------------------------------

Christopher Becker, Age 36                              24,500 (9)        0.6
Executive Vice President of the
Company and the Bank; Treasurer
of the Company

Janet T. Verneuille, Age 41                            11,000 (10)        0.3
Senior Vice President of the
Company and the Bank; Secretary
of the Company; Chief Financial
Officer of the Bank

All 9 Director Nominees, Continuing
Directors and Executive Officers as a Group           364,900 (11)        8.8

NOTES

(1) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose) and all shares which the person has a right to acquire within 60 days of the reporting date. Except as otherwise indicated, for all securities listed the director has sole voting and investment power.

(2) Including 17,198 shares in the name of Dorothy E. Halsey, Mr. Halsey's wife; 135 shares in a retirement fund for Mrs. Halsey and 135 shares in a retirement fund for Mr. Halsey.

(3) Including 7,520 shares in a retirement trust for Robert J. Hefter, Mrs. Hefter's husband; 2,750 shares in a retirement trust for Mrs. Hefter; 900 shares in the name of Jason Hefter, Mrs. Hefter's son; and 900 shares in the name of Michele Hefter, Mrs. Hefter's daughter.

(4) Including 27,864 shares in the name of Lynn Wesnofske, Mr. Wesnofske's wife and 14,400 shares ithe name of Christopher Wesnofske, Mr. Wesnofske's son.

(5) Including options to purchase 41,000 shares and restricted stock of 2,400 shares previously granted to Mr. Tobin under the Company's Equity Incentive Plan; 17,205 shares in the name of Janet B. Tobin, Mr. Tobin's wife; and 441 shares in the name of Patrick Thomas Tobin, Mr. Tobin's son.

(6) Including 3,445 shares in the name of Cynthia H. Maran, Mr. Maran's wife; 5,985 shares in the name of R. Timothy Maran, Jr., Mr. Maran's son; 6,948 shares for the individual retirement account of Cynthia H. Maran, Mr. Maran's wife; 13,572 shares for the individual retirement account of Mr. Maran; and 14,000 in the name of The Thomas C. Maran Trust for which Mr. Maran is trustee.

(7) Including 5,010 shares in a retirement account for Mr. Preische's benefit.

(8) Including 10,000 shares in the name of Peter Lyle, Inc. for the benefit of L.H. Strickland. Mr. Strickland is the sole shareholder of such corporation.

(9) Including options to purchase 20,000 shares and restricted stock of 1,500 shares previously granted to Mr. Becker under the Company's Equity Incentive Plan.

(10) Including options to purchase 7,500 shares and restricted stock of 900 shares previously granted to Ms. Verneuille under the Company's Equity Incentive Plan; 395 shares in the name of Janet T. Verneuille and Thomas Verneuille, Ms. Verneuille's husband; 114 shares in the name of Thomas Verneuille; 28 shares in the name of Janet T. Verneuille and Ryan Verneuille, Ms. Verneuille's son; 28 shares in the name of Janet T. Verneuille and Anna Verneuille, Ms. Verneuille's daughter; and 28 shares in the name of Janet T. Verneuille and Emily Verneuille, Ms. Verneuille's daughter.

(11) Including options to purchase 68,500 shares and restricted stock of 4,800 shares previously granted to the named Executive Officers under the Company's Equity Incentive Plan.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under the securities laws of the United States, the Company’s directors, its executive and certain other officers, and any persons holding more than ten percent of the Company’s Common Stock are required to report their ownership of the Company’s Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 2001. In 1992, Director Lawrence H. Strickland inadvertently neglected to report the transfer of 900 shares from the street name to certificated form registered in the name of Peter Lyle Inc. Mr. Strickland is the President, Director and sole shareholder of Peter Lyle Inc. Other than disclosed above, during 2001 all of these filing requirements were satisfied. In making these statements, the Company has relied solely on the written representations of the incumbent directors and officers and copies of the reports which they have filed with the Commission.

BOARD COMMITTEES

The Company's Board of Directors does not have a nominating committee (or a committee performing similar functions), but does have Audit and Personnel Committees as follows:

                          Number of Meetings
 Committee Members         Past Fiscal Year                Committee Functions
 Audit:
 Thomas E. Halsey              5               Monitor compliance with law and rules,
 Walter A. Preische, Jr.                       review and make recommendations with
 L.H. Strickland                               respect to reports of internal auditor and
                                               independent certified public accountants

 Personnel:
 Marcia Z. Hefter              6               Recommend salary increases, changes
 R. Timothy Maran                              in employee benefits and management
 Thomas J. Tobin                               changes.
 Raymond Wesnofske

The Board of Directors met 14 times during fiscal year ended December 31, 2001. Each of the directors of the Company attended at least 75% of the total number of meetings of the Board and committees thereof.

COMPENSATION OF DIRECTORS

All of the members of the Board of Directors of the Company also serve on the Board of the Bank. Directors of the Company are not compensated separately in any way for their services as members of the Board of Directors of the Company. The Board of Directors of the Bank currently holds 12 regular monthly meetings a year and such special meetings as deemed advisable to review significant matters. Each member of the Board of Directors, except Mr. Tobin, receives an annual fee of $5,000. The Chairman of the Board of Directors receives an additional $2,500 annually. All Directors are compensated $500 for each meeting of the Board of Directors. Directors who are members of the asset and liability committee, classification committee and audit committee are compensated $300 per meeting. Directors are compensated $150 for all other committee meetings. Beginning in 2002 Directors are eligible for participation in the equity incentive plan and received options to purchase 2,400 shares at $18.80.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning compensation and compensatory awards received the last three years by the Chief Executive Officer and each other executive officer of the Bank whose cash compensation, including salary and bonus, exceeded $100,000 in 2001. The officers of the Company are not compensated separately in any way for their services.

                                                   SUMMARY COMPENSATION TABLE

                                                                                       Long-Term Compensation
                                  Annual Compensation                               Awards                  Payouts
                           -----------------------------------------     -----------------------------   ------------
    (a)                    (b)         (c)       (d)      (e)               (f)                (g)            (h)          (i)
                                                          Other                                                            All
                                                         Annual             Restricted         Options/                   Other
Name and                                                 Compen-            Stock              SARs (4)       LTIP       Compen-
Principal Position          Year   Salary (1)    Bonus   sation (2)         Awards (3)         (shares)    Payouts (5)  sation(6)
------------------          ----   ----------    -----   ----------         ----------         --------    -----------  ---------
Thomas J. Tobin             2001   $245,163    $180,000      $0               $23,760            4,000         $0        $ 14,367
President & Chief           2000    223,165     168,000       0                28,440            4,000          0          15,250
Executive Officer of        1999    214,549      66,500       0                     0           12,000          0          15,000
the Company and the
Bank

Christopher Becker          2001   $157,439    $ 94,500      $0               $14,850            2,500         $0        $  4,909
Executive Vice              2000    137,038      71,400       0                17,775            2,500          0           4,854
President of the            1999    125,624      27,300       0                     0            7,500          0           4,423
Company and the
Bank, Treasurer of the
Company

Janet T. Verneuille         2001   $107,518    $ 42,750      $0               $ 8,910            1,500         $0        $  2,907
Senior Vice President       2000     94,327      34,785       0                10,665            1,500          0           2,670
of the Company and          1999     77,317      16,250       0                     0            3,000          0           2,608
the Bank, Secretary of
the Company, Chief
Financial Officer of the
Bank

NOTES TO SUMMARY COMPENSATION TABLE

(1) Includes salary deferred at the election of the named executive officer (such as deferred salary under the Company's 401(k) Plan) and all directors' fees from the Bank, whether paid or deferred. Salary deferrals under the 401(k) Plan for 2001 were $8,216 for Mr. Tobin, Mr. Becker and Ms. Verneuille.

(2) The Company has no other annual compensation as defined in the Securities and Exchange Commission rules.

(3) Represents the dollar value of restricted shares granted to the named executive officers during 2001. The listed dollar values represent the number of such restricted shares multiplied by the closing market price of the Company’s Common Stock on the date of the grant. Restricted shares granted under the Company’s equity incentive plan carry the same dividend rights as unrestricted shares of Common Stock from the date of the grant. Restricted stock held by the executive officers at December 31, 2001 were 2,400 shares for Mr. Tobin, 1,500 shares for Mr. Becker and 900 shares for Ms. Verneuille.

(4) Represents total number of shares subject to options granted to the named executive officers. No options granted to the named executive officers have been accompanied by stock appreciation rights ("SARs").

(5) The Company has no "long-term incentive plans" as defined in the Securities and Exchange Commission rules.

(6) Includes, among other things, any Company contributions on behalf of the named executive officers to the 401(k) Plan and specified premiums paid by the Company on certain insurance arrangements on behalf of the executive officers. Listed amounts for 2001 include 401(k) Plan contributions by the Company on behalf of executive officers Tobin, Becker and Verneuille of $5,250, $4,909 and $2,907, respectively; and the following insurance premiums paid by the Company on behalf of Mr. Tobin: $4,810 in premiums paid on a supplemental retirement policy and $4,307 in premiums paid on a disability policy.

The following table sets forth information concerning stock options granted for 2001 to the executive officers named in the Summary Compensation Table on Page 8.

                          Options/SAR Grants in Last Fiscal Year

                         Number of          % of Total
                         Securities        Options/SARs       Exercise
                         Underlying         Granted to         or Base                    Grant Date
                        Options/SARs       Employees in         Price         Expiration   Present
Name                       Granted          Fiscal Year    (dollars/share)       Date       Value
----------------------------------------------------------------------------------------------------
Thomas J. Tobin             4,000              25.9%           $16.50           1/17/11    $16,360

Christopher Becker          2,500              16.2%           $16.50           1/17/11    $10,225

Janet T. Verneuille         1,500               9.7%           $16.50           1/17/11    $ 6,135

The weighted average, fair value of the options granted during 2001 was $4.09. The fair value of each option was estimated on the date granted using the Black-Scholes option pricing model. The following weighted average assumptions were used for grants during 2001: risk-free interest rate of 4.18%; expected dividend yield of 3.71%; expected life of five years; and expected volatility of 33.3%.

The following table sets forth information concerning all stock options that were either exercised in 2001 or held at year-end 2001 by the named executive officers in the Summary Compensation Table on Page 8.

                                    Aggregated Option/SAR Exercises in the Last Fiscal Year
                                               and Year-End Option/SAR Values
--------------------------------------------------------------------------------------------------------------------
     (a)                       (b)                   (c)                 (d)                       (e)
                                                                 Number of Securities
                                                                      Underlying           Value of Unexercised
                                                                      Unexercised              In-the-Money
                                                                    Options/SARs at            Options/SARs at
                                 Option Exercises in 2001          December 31, 2001         December 31,2001(1)
                        Shares Acquired on                           (Exercisable/             (Exercisable/
                             Exercise           Value Realized       Unexercisable)            Unexercisable)
--------------------------------------------------------------------------------------------------------------------
Thomas J. Tobin                  0                     0                 E - 41,000                E - $149,690
                                                                         U - 0                     U -   0

Christopher Becker               0                     0                 E - 20,000                E - $29,825
                                                                         U - 0                     U -   0

Janet T. Verneuille              0                     0                 E - 7,500                 E -  $7,575
                                                                         U - 0                     U -    0

(1) Calculated based on the fair market value of the Company's Stock on December 31, 2001 ($18.11 per share) minus the exercise price.

EMPLOYMENT CONTRACT AND SEVERANCE AGREEMENTS

The Company and the Bank have entered into employment agreements with Messrs. Tobin and Becker and Ms. Verneuille. The employment agreements provide for five year, three year and two year terms of employment, respectively, that extend, at the option of the Company or the Bank, on an annual basis for an additional one year period unless the executive provides written notice of non-renewal. If the Company or the Bank does not extend or the executive terminates, the term of the agreements becomes a fixed four, two or one year term, as the case may be.

Under the employment agreements, the annual salary of the named executive officers is reviewed annually by the Board of Directors or a committee of the Board of Directors. For 2002, the annual salary for Messrs. Tobin and Becker and Ms. Verneuille has been set at $244,000, $154,000 and $112,500, respectively. In addition to an annual salary, the employment agreements provide for, among other things, participation in stock benefit plans and certain other employee and fringe benefit programs applicable to executive management. The employment agreement for Mr. Tobin provides for the purchase of a special disability income policy and a supplemental retirement income plan policy with pre-retirement death benefits.

Each of the employment agreements provides that the Company, or the Bank, may terminate the covered executive for cause, as described in the agreements, at any time. If either the Company or the Bank terminates an executive’s employment other than for cause or a change in control or in the event the executive terminates his/her employment with the Company or the Bank based upon any of the following conditions (collectively, “Event of Termination”): (1) failure to elect or re-elect or appoint or re-appoint the executive to his/her current position; (2) material change in the executive’s functions, duties or responsibilities which cause the executive’s position to become one of lesser responsibility, importance or scope; (3) relocation of the executive’s principal place of employment outside of Southampton, East Hampton, Shelter Island, Southold or Riverhead; (4) reduction in the benefits or perquisites provided to the executive; (5) liquidation or dissolution of the Company or the Bank; or (6) material breach of the agreement by the Company or the Bank, the employment agreements provide that the executive or, in the event of the executive’s death, his/her beneficiary, will receive the payments and benefits that would have been provided to him/her under the agreement for the longer of (i) three years in the case of Messrs. Tobin and Becker or two years in the case of Ms. Verneuille or (ii) the remaining term of the relevant agreement.

Under each of the employment agreements, a Change in Control is an event which: (a) is required to be reported on Form 8-K under the Securities Exchange Act of 1934, as amended, (b) results in a Change in Control based upon the fact that the acquiror has received all applicable regulatory approvals or (c) results in any of the following: any person becoming the beneficial owner of 30% or more of the Bank’s or the Company’s voting securities, individuals on the current Board of Directors ceasing to constitute a majority of the Board, a corporate reorganization, merger or similar transaction and the Bank or the Company is not the resulting entity, a proxy solicitation from someone other than current management seeking approval or certain corporate reorganizations, mergers or similar transactions or a successful tender offer for the acquisition of 30% or more of the shares of the Bank or the Company. If: (1) following a Change in Control of the Company or the Bank the executive’s employment with the Company or the Bank is involuntarily terminated, (2) within 90 days following the Change in Control, the executive voluntarily terminates his/her employment provided the acquiror is a private investor, group of private investors or private company controlled by a private investor or group, or (3) within three years following a Change in Control, the executive suffers a demotion, loss of title or significant responsibility, reduction in compensation or benefits or relocation of principal employment to an office other than one located in Southampton, East Hampton, Shelter Island, Southold or Riverhead, the executive or, in the event of the executive’s death, his/her beneficiary, will receive an amount equal to 3.25, 3.0 or 2.0, as the case may be, times the executive’s average compensation for the preceding taxable year payable at the executive’s election in a lump sum or over 39, 36 or 24 months, respectively, on either a bi-weekly or monthly basis. In addition, the health and welfare benefits received by the executive during his/her employment would be continued for 39, 36 or 24 months, as the case may be, following his/her termination of employment.

Payments pursuant to the employment agreements and other arrangements in the event of a Change in Control may constitute a “parachute payment” for federal income tax purposes and may result in the imposition of an excise tax on the executive. In such a case, the employment agreements provide that the Company or the Bank will pay the executive an amount sufficient to enable the executive to retain the payments and benefits provided to him/her had he/she not been subject to such a tax.

The Company guarantees the payment of compensation and benefits to the executives under the employment agreements with the Bank. The Company and the Bank will reimburse or pay the executive for all reasonable costs and legal fees paid or incurred in connection with any dispute or question of interpretation relating to the employment agreements if the executive is successful on the merits of his/her claim pursuant to a legal judgment, arbitration or settlement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Personnel and Compensation Committee held six meetings in 2001 and presently consists of Raymond Wesnofske, Chairman of the Board, R.Timothy Maran, Marcia Z. Hefter and Thomas J. Tobin. Mr. Tobin is the President and Chief Executive Officer of both the Company and the Bank.

REPORT OF THE COMPENSATION COMMITTEE

The Company's Personnel Committee serves as its Compensation Committee. It consists of three directors, none of whom is an officer or employee of the Company or any of its subsidiaries or has any separate, substantial business relationship with the Company, as well as the President and Chief Executive Officer, Thomas J. Tobin. This Committee was established to review, at least annually, the salaries, benefits, and employment policies of the Bank and then make recommendations to the full Board. The Committee makes recommendations to the full Board of Directors concerning base salary levels and short term incentive compensation for executive officers. In addition, the Committee recommends for full Board ratification the grant of stock-based incentive compensation awarded to executive officers and senior management. The Committee is also responsible for recommending the execution of employment agreements and change in control agreements with executive officers and certain members of senior management.

General Policy

The Company's executive compensation policy is to provide an incentive for executive officers to achieve corporate goals and to reward executive officers when these goals are met. Central to the concept and design of executive compensation strategy is the paramount importance of long term shareholder interests and the need to align senior management with those interests.

Compensation levels for executive officers are established after consideration of corporate performance measures and executive compensation practices followed by the Company's industry peer group. Also, included in the deliberative process are personal factors such as commitment, leadership, management style, teamwork and community involvement.

The Committee obtains suggestions and advice from the CEO regarding appropriate or desired levels of compensation for executive officers and senior management. The Committee has access to all necessary Company financial reports, personnel records and other data. Committee members have regular contact with executive officers and senior management as a result of their service on the Board and other Board committees, giving members a direct basis upon which to evaluate the individual qualities and capabilities of the officers.

For each of the past three years, the Company retained a nationally recognized compensation consulting firm to analyze the executive officer and senior management compensation levels, by each of the three elements cited below and in total, and the Company's performance. A group of forty comparably sized and similarly profiled financial institutions were used for comparison purposes. This group selected for this comparison needs to be distinguished from the peer group used in the stock performance graph below. The companies included in this group may have changed slightly from year to year due to merger activity within the industry or other relevant factors. The Committee considered the results of this comparison and the consulting firm's corresponding recommendations in making compensation program recommendations to the Board of Directors.

The objective of the Company's executive officer and senior management compensation structure is to motivate these individuals to put forth maximum effort toward the achievement of specific corporate goals identified during the strategic planning process of the Board and management. To that end, the Committee has adopted a compensation strategy that seeks to provide competitive compensation opportunities that are strongly aligned to the financial and stock performance of the Company. Three compensation elements are used in support of the strategy: base salary, short term incentives and long term incentives.

Components of Compensation

Base Salary

Executive officer base salary levels are reviewed annually by the Committee and adjusted as appropriate. For the 2001 fiscal year the Company increased individual base salaries based upon the consideration of the competitive base salary review, strong Company performance and individual performance. The adjusted base salary levels are reflective of the individual responsibilities, experience and performance, as well as competitive marketplace conditions.

Short Term Incentive Program

The Company ties short term incentive bonuses to financial targets, specifically return on average equity as compared to its peer group and growth in net profit. For the fiscal year ended 2001, the Company returned approximately 23.1% on average equity and approximately 19.7% growth in the annual net profit over the prior year, exceeding the goals defined by the Board and management in a three-year strategic plan. These performance standards place the Company in the high performance tier, as defined by a prominent industry source, when compared to commercial banks in its peer group.

Long Term Stock Incentive Program

The third and final component of the Company's compensation strategy is the 1996 Equity Incentive Plan, under which executive officers and senior management may be given the opportunity to acquire or increase proprietary interest in the Company through the granting of stock options and/or restricted stock awards. Such stock options and awards offer them the possibility of future value, depending upon the long term appreciation of the Company's common stock and provide the recipients with an incentive to advance the interests of the Company and also encourage them to remain in the employ or service of the Company and its subsidiaries.

Stock options under the Plan may be either so-called incentive stock options, which bestow certain tax benefits on the optionee, or non-qualified stock options, not qualifying for such benefits. All options under the plan have an exercise price that is not less than the market value of the Company's common stock on the date of the grant.

Historically, stock based awards under the Company’s plans have either been stock options or shares of restricted stock (which are merely shares of common stock that are forfeitable and are subject to restrictions on transfer prior to the vesting date.) The exercisability of options and the vesting of restricted stock depend upon the executives continuing to render services to the Company. Options have no value unless the Company’s stock price rises over time, and the value of restricted shares over time also is directly proportionate to the market value of the Company’s stock.

Restricted stock awards under the plan carry dividend rights from the date of grant. Restricted shares are forfeited if the award holder departs the Company before vesting. Accelerated vesting is permitted under limited circumstances.

The Committee's decisions on granting options and restricted stock awards are based on evaluation of both the Company's performance, as measured against growth in earnings per share, and the individual's accomplishments.

Chief Executive Officer

In assessing appropriate types and amounts of compensation for the Chief Executive Officer, the Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation are return on average stockholders' equity, growth in assets, growth in net income, growth in earnings per share and the Company's performance as compared to peer group institutions. Individual factors include the CEO's implementation of the Company's strategic goals, formation of an effective management team and various personal qualities, including leadership.

The foregoing report has been furnished by committee members:

Raymond Wesnofske, Chairman
R. Timothy Maran
Marcia Z. Hefter
Thomas J. Tobin

PERFORMANCE GRAPH

Pursuant to the regulations of the SEC, the graph below compares the performance of the Company with that of the total return for the NASDAQ stock market, United States and for all bank stocks with an asset size of $250,000,000 to $500,000,000 as reported by SNL Securities L.C. from December 31, 1996 through December 31, 2001. The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those listed below.

                                                       Period Ending
                              --------------------------------------------------------------------
Index                         12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
--------------------------------------------------------------------------------------------------
Bridge Bancorp, Inc.            100.00     258.91       382.42      326.68      266.89      306.57
NASDAQ - Total US*              100.00     122.48       172.68      320.89      193.01      153.15
SNL $250M-$500M Bank Index      100.00     172.95       154.89      144.10      138.74      197.12

RETIREMENT PLANS

The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the”Retirement Plan”) for eligible employees. All salaried employees at least age 21 who have completed at least six months of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the Named Executive Officers, in an amount equal to 1.50% of the participant's average annual earnings multiplied by creditable service (up to 35 years) plus 1.00% of the participant's average annual earnings multiplied by creditable service (in excess of 35 years) minus ..49% of the participant's final average compensation multiplied by creditable service (up to 35 years).

In addition to the Retirement Plan, the Bank has a Supplemental Executive Retirement Plan (the “SERP”), which is an actuarial plan, under which additional retirement benefits are accrued for eligible Executive Officers. The SERP provides benefits to certain employees whose benefits under the Retirement Plan are limited by the applicable provisions of the Internal Revenue Code. In 2001, eligible employees under the SERP included Mr. Tobin and Mr. Becker. The amount of additional retirement benefits is based upon a benefit at normal retirement which approximates the differences between (i) the total retirement benefit the participant would have received under the Retirement Plan without taking into account limitations on compensation and annual benefits; and (ii) the retirement benefit the participant is projected to receive under the Retirement Plan at normal retirement.

The following table approximates the annual retirement benefits based on average annual earnings for the highest five consecutive years at various levels of compensation and years of service under the Retirement Plan and the SERP.

  Annual
 Average          20 Years          25 Years           30 Years          35 Years          40 Years
Compensation       Service           Service            Service           Service           Service
---------------------------------------------------------------------------------------------------
 50,000            $ 11,353         $ 14,192           $ 17,030          $ 19,868         $ 22,368
 75,000            $ 18,853         $ 23,567           $ 28,280          $ 32,993         $ 36,743
100,000            $ 26,353         $ 32,942           $ 39,530          $ 46,118         $ 51,118
125,000            $ 33,853         $ 42,317           $ 50,780          $ 59,243         $ 65,493
150,000            $ 41,353         $ 51,692           $ 62,030          $ 72,368         $ 79,868
175,000            $ 48,853         $ 61,067           $ 73,280          $ 85,493         $ 94,243
200,000            $ 56,353         $ 70,442           $ 84,530          $ 98,618         $ 108,618
225,000            $ 63,853         $ 79,817           $ 95,780          $ 111,743        $ 122,993
250,000            $ 71,353         $ 89,192           $ 107,030         $ 124,868        $ 137,368
275,000            $ 78,853         $ 98,567           $ 118,280         $ 137,993        $ 151,743
300,000            $ 86,353         $ 107,942          $ 129,530         $ 151,118        $ 166,118
325,000            $ 93,853         $ 117,317          $ 140,780         $ 164,243        $ 180,493
350,000            $ 101,353        $ 126,692          $ 152,030         $ 177,368        $ 194,868
375,000            $ 108,853        $ 136,067          $ 163,280         $ 190,493        $ 209,243
400,000            $ 116,353        $ 145,442          $ 174,530         $ 203,618        $ 223,618
425,000            $ 123,853        $ 154,817          $ 185,780         $ 216,743        $ 237,993
450,000            $ 131,353        $ 164,192          $ 197,030         $ 229,868        $ 252,368
475,000            $ 138,853        $ 173,567          $ 208,280         $ 242,993        $ 266,743

The following table sets forth the years of credited service and the average annual basic earnings (as defined above) determined as of September 30, 2001 for each of the named Executive Officers.

                                   Years of
                                Credited Service
                                                               Average
                               Years        Months         Annual Earnings
                               -----        ------         ---------------

   Thomas J. Tobin                16            2              $280,805
   Christopher Becker             13            7               147,119
   Janet T. Verneuille             8           10                82,637

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors and executive officers and related parties, including their immediate families and companies in which they are principal owners, were loan customers of the Bank during 2001. Such loans are made in the ordinary course of business at normal credit terms, including interest rate and security, and do not represent more than a normal risk of collection. No such loan was classified by the Bank as of December 31, 2001 as a non-accrual, past due, restructured or potential problem loan.

Outside of normal customer relationships, none of the directors of the Company or their associates currently maintains or has maintained within the past 12 months any significant business relationships or had any related party transaction with the Company or the Bank other than such as arises by virtue of their position or ownership interest in the Company or other than such as arises by virtue of their position with the Bank.

ITEM 3: - A STOCKHOLDER PROPOSAL

A shareholder of the Company has given notice that he intends to present for action at the annual meeting the following resolution:

        WHEREAS, discrimination by reason of age, sex, gender, color, religion or place of birth is abhorrent to the American ideals and the American way of life and,
         WHEREAS, every person should be desirous of eliminating any such discrimination and,
         WHEREAS, the Bridge Bancorp Inc. and the Bridgehampton National Bank in their bylaws have for many years prohibited any person who has reached the age of seventy (70) years from serving on the Board of Directors of those respective corporations and,
        WHEREAS, it is the movant’s strong feeling that such a policy constitutes a discrimination against such persons of the age of seventy (70) years and therefore is discrimination against the aged,
        NOW, THEREFORE, be it resolved that both the Bridge Bancorp Inc. and the Bridgehampton National Bank repeal any and all such age restrictions whether it be in their bylaws and/or other rules of corporate conduct and any provision of the bylaws of Bridge Bancorp Inc. and Bridgehampton National Bank that prohibits persons seventy (70) years of age or older from serving on their respective Boards of Directors be and the same is hereby repealed and declared null and void.

The name, address and number of shares held by the proponent of the foregoing proposal will be furnished by the Secretary of the Company to any shareholder orally or in writing as requested, promptly upon receipt of any oral or written request therefor.

STATEMENT IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

Bridge Bancorp, Inc., and its subsidiary, The Bridgehampton National Bank, DO NOT DISCRIMINATE ON ANY BASIS, including age, gender, sexual orientation, race, religion or place of birth, in violation of applicable law.

The Board of Directors unanimously recommends a vote AGAINST the foregoing shareholder proposal.

Provision for a mandatory retirement age for directors is a common corporate policy, with age 70, by far the most common mandatory retirement age. The mandatory retirement age assures that the Board does not become entrenched and that each director is able to meet his/her responsibilities with the energy and innovative approach which will best serve the Company’s shareholders. The provision supports the opportunity to introduce new members to the Board, ensuring infusions of new perspectives and ideas as well as possibly creating room for directors from diverse backgrounds.

Mandatory retirement policies for directors are included in the bylaws of companies of all types and sizes. This provision has been part of the Company’s Bylaws since organization of the Company as a bank holding company in 1989. Over the next four years, two directors will reach the mandatory retirement age. They, along with all members of the Board of Directors of Bridge Bancorp, Inc., continue to support the mandatory retirement age provision.

Although The Bridgehampton National Bank is a federally chartered commercial bank, regulated by the Office of the Comptroller of the Currency, shareholders should note that New York State law actually imposes age restrictions for New York State chartered savings banks through the regulation of savings bank bylaws by prohibiting the initial election as a savings bank director/trustee of a person over 70 and continued service of a person as a director after age 75.

Again, the Board of Directors unanimously recommends a vote AGAINST the foregoing shareholder proposal.

REQUIRED VOTE

The approval by the affirmative votes of a majority of the shares present, or represented, and entitled to vote is required to approve the shareholder proposal.

ITEM 4: - OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors does not intend to present to the meeting any other business not provided for in the notice of meeting, and it has not been informed of any business intended to be presented by others. Should any other matters, however, properly come before the meeting, the persons named in the enclosed proxy will take action and vote proxies in accordance with their judgment on such matters.

Action may be taken on the business to be transacted at the meeting on the date specified in the notice of meeting or on any date or dates to which such meeting may be adjourned.

INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP, Independent Public Accountants, were the independent auditors of the Company for the year ended December 31, 2001, and have been selected to serve as auditors for 2002. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

AUDIT COMMITTEE MATTERS

Audit Committee Charter

The Board of Directors of the Company adopted a charter for the Audit Committee during fiscal year 2000.

Independence of Audit Committee Members

The Company’s Common Stock is traded on the NASDAQ over the counter bulletin board. All members of the Audit Committee have been determined to be “independent directors” pursuant to the definition contained in Rule 4200(a)(14) of the National Association of Securities Dealers’ Marketplace rules.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the company's audited financial statements as of and for the year ended December 31, 2001.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accounts.

The Audit Committee has reviewed the written disclosure and the letter from the independent auditors required by Independence Standard No.1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the financial statements referenced above be included in the Company's Annual Report on Form 10-K for the Year ended December 31, 2001.

The foregoing report has been furnished by audit committee members:

Walter Preische, Jr., Chairman
L.H. Strickland
Thomas E. Halsey

AUDIT FEES AND RELATED MATTERS

Audit Fees

The Company was billed $56,000 for the audit of the Company’s annual financial statements for the year ended December 31, 2001 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q filed during 2001.

Financial Information Systems Design and Implementation Fees

The Company was not billed for any professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (in general, information technology services) rendered by the Company’s principal accountant during the year ended December 31, 2001.

All Other Fees

The Bank was billed $34,600 for non-audit, principally tax services, rendered by the Company's principal accountant during the year ended December 31, 2001.

Other Matters

The Audit Committee of the Board of Directors has considered whether the provision of other non-audit services is compatible with maintaining the independence of the Company’s principal accountant.

Of the time expended by the Bank’s principal accountant to audit the Company’s financial statements for the year ended December 31, 2001, no time involved work performed by persons other than the principal accountant’s full-time, permanent employees.

Whether you intend to be present at this meeting or not, you are urged to return your signed proxy promptly.

Your continued interest in and support of the Company is sincerely appreciated.

                                By Order of the Board of Directors

                                Raymond Wesnofske
                                Chairman

Bridgehampton, New York
March 8, 2002

[X]PLEASE MARK VOTES                                          REVOCABLE PROXY
AS IN THIS EXAMPLE                                          BRIDGE BANCORP, INC.

    THE PROXY IS SOLICITED ON BEHALF OF                                                         THE BOARD OF DIRECTORS RECOMMENDS VOTES "FOR" THE
THE BOARD OF DIRECTORS OF BRIDGE BANCORP, INC.                                                  AMENDMENT AND ALL OF THE NOMINEES.
      ANNUAL MEETING OF SHAREHOLDERS                                                            1.  Proposal to approve the amendment of                 For    Against    Abstain
        TO BE HELD April 15, 2002                                                                   the Company's bylaws to increase the                 [  ]    [  ]       [   ]
                                                                                                    authorized classes of directors from two
The undersigned  hereby appoints Laura Arnold, Erin Brown and Mimi                                  to three and to redesignate the current
Browne as Proxies,  each with the power to appoint a substitute,  and hereby                        class 1 directors to clas A directors.
authorizes them to  represent  and to vote,  as  designated, all the                                                                                             With-      For All
shares of common stock of Bridge Bancorp, Inc. held of record by the                            2.  ELECTION OF DIRECTORS (except as                     For     hold       Except
undersigned on March 1, 2002 at the  Annual  Meeting  of  Shareholders                              marked to the contrary below):                       [  ]    [  ]       [   ]
to be held  April  15,  2002  or any adjournments thereof.

                                                                                                     Class B (two year term)              Class C (three year term)
                                                                                                     THOMAS HALSEY                        RAYMOND WESNOFSKE
                                                                                                     MARCIA Z. HEFTER                     THOMAS J. TOBIN

                                                                                                INSTRUCTION:  To withhold  authority to vote for any individual nominee, mark "For All Except" and write that nominees name in the space provided below.

                                                                                                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE
                                                                                                SHAREHOLDER PROPOSAL.
                                                                                                                                                         For    Against     Abstain
                                                                                                3. To approve a stockholder proposal                     [  ]    [  ]       [   ]
                                                                                                   eliminating a mandatory retirement age
                                                                                                   for Directors.

                                                                                                4. OTHER BUSINESS:
                                                                                                   In their  discretion,  the Proxies are  authorized  to vote upon such other business as may properly come before the meeting.

                                                                                            This proxy when properly executed will be voted in the manner directed herein by the undersigned  shareholder.  If no direction is made, this proxy will be voted for proposal number 1 and number 2 and against proposl number 3.

Please be sure to sign and date      Date
this Proxy in the box below.

Stockholder sign above          Co-holder (if any) sign above

  Detach above card, sign, date and mail in postage paid envelope provided.
                              BRIDGE BANCORP, INC.

Please sign  exactly as name appears on the stock  certificate.  When shares are held by joint  tenants,  both should sign.  When signing as attorney,  executor, aministrator, trustee  or  guardian,  please  give  full  title as such.  If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.

                     PLEASE MARK, SIGN, DATE AND RETURN THE
                PROXY PROMPTLY USING THE ENCLOSED ENEVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH
THE PROXY IN THE ENVELOPE PROVIDED.